Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AXA Premier VIP Trust of our report dated February 17, 2020, relating to the financial statements and financial highlights, which appears in the Annual Report on Form N-CSR for the funds listed below for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

EQ/Conservative Allocation Portfolio	CharterSM Aggressive Growth Portfolio

EQ/Conservative-Plus Allocation Portfolio	CharterSM Small Cap Growth Portfolio

EQ/Moderate Allocation Portfolio	CharterSM Small Cap Value Portfolio

EQ/Moderate-Plus Allocation Portfolio	Target 2015 Allocation Portfolio

EQ/Aggressive Allocation Portfolio	Target 2025 Allocation Portfolio

CharterSM Conservative Portfolio	Target 2035 Allocation Portfolio

CharterSM Moderate Portfolio	Target 2045 Allocation Portfolio

CharterSM Moderate Growth Portfolio	Target 2055 Allocation Portfolio

CharterSM Growth Portfolio

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AXA Premier VIP Trust of our report dated February 17, 2020, relating to the financial statements and financial highlights, which appears in CharterSM Multi-Sector Bond Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2020